Exhibit 99.1

GOLDEN ENTERTAINMENT’S FOURTH QUARTER NET REVENUE

RISES 21.9% TO A RECORD $105.4 MILLION

Net Revenue Growth Drives 4Q Net Income of $10.0 Million and

29.1% Increase in Adjusted EBITDA to $12.2 Million

Full Year Revenue Increases 16.7% to a Record $403.2 Million with Net Income of $16.3 Million and 20.2% Growth in Adjusted EBITDA to $48.6 Million

LAS VEGAS – March 13, 2017 – Golden Entertainment, Inc. (NASDAQ:GDEN) (“Golden Entertainment” or the “Company”), a leading distributed gaming operator and owner of taverns and casinos, today announced financial results for the fourth quarter and year ended December 31, 2016 as summarized below. For comparative purposes, the 2015 results as presented include unaudited results of Sartini Gaming, Inc. (“Sartini Gaming”), which merged with a subsidiary of Lakes Entertainment (the “Merger”) on July 31, 2015 to form Golden Entertainment.

Consolidated Results (2016) and Combined Results (2015)

(Unaudited, in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	December 31, 2015	% Change	December 31, 2016	December 31, 2015(1)	% Change

Net Revenues
Distributed Gaming	$81,190	$63,277	28.3%	$305,792	$249,287	22.7%
Casinos	24,101	23,108	4.3%	97,132	95,777	1.4%
Corporate and other	95	50	90.0%	280	373	-24.9%
	$105,386	$86,435	21.9%	$403,204	$345,437	16.7%

Net Income (Loss)
Distributed Gaming	$5,243	$6,316	-17.0%	$22,323	$25,096	-11.0%
Casinos	3,723	3,021	23.2%	16,117	9,304	73.2%
Corporate and other	993	14,069	-92.9%	(22,140)	(15,242)	45.3%
	$9,959	$23,406	-57.5%	$16,300	$19,158	-14.9%

Adjusted EBITDA(2)
Distributed Gaming	$11,490	$8,971	28.1%	$43,555	$36,710	18.6%
Casinos	5,453	4,787	13.9%	23,571	20,044	17.6%
Corporate and other	(4,780)	(4,333)	10.3%	(18,531)	(16,337)	13.4%
	$12,163	$9,425	29.1%	$48,595	$40,417	20.2%

(1)

The combined financial information for the twelve months ended December 31, 2015 includes the Company’s audited consolidated statement of operations for the 2015 full year period and Sartini Gaming’s unaudited consolidated statement of operations for the seven months ended July 31, 2015.  Combined select operating results have been prepared for illustrative purposes only and do not purport to be indicative of the results had the Merger occurred on the first day of such period.  The combined results do not conform to SEC rules for pro forma financial information; however, we believe they provide investors with a meaningful comparison for the periods presented.

(2)	Adjusted EBITDA is a non-GAAP financial measure and definitions and disclosures, including reconciliations, are included at the end of the press release.

Blake L. Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Golden Entertainment’s record fourth quarter, including 21.9% net revenue and 29.1% Adjusted EBITDA growth, marked the conclusion to another successful and active year.  Full year 2016 net revenues and Adjusted EBITDA were also records, growing 16.7% and 20.2% year-over-year over combined net revenues and combined adjusted EBITDA, respectively.  Our strong fourth quarter and full year results reflect the ongoing expansion of our distributed gaming business, including the successful integration during the year of two acquisitions in Montana, where we now have a strong market position.  In 2016, we also further grew our portfolio of wholly-owned taverns with five new openings and meaningfully improved the operating performance at our casinos.

“Today, Golden Entertainment is a distributed gaming leader, with more than 10,000 devices at nearly 1,000 locations, including the largest footprint in Nevada and the second largest in Montana. Fourth quarter 2016 distributed gaming Adjusted EBITDA rose 28.1% year-over-year and benefited from the addition of approximately 2,900 gaming devices in Montana and five newly branded taverns in Las Vegas which opened during 2016.  Last year’s Montana acquisitions extend our long-term record of success in building our distributed gaming business, and we are well positioned for organic and transaction-related growth in this market in 2017.  In Nevada, we continue to transition our recurring-revenue, distributed gaming portfolio towards a greater percentage of higher margin, wholly-owned taverns.  This is expected to increase our operating margin and allow for the re-allocation of capital and human resources to higher return opportunities.  To this point, our market-leading Nevada taverns delivered 6.6% same store sales growth for 2016.

“Our casino operations also performed well in the fourth quarter, with year-to-date Adjusted EBITDA rising 13.9% year-over-year over combined adjusted EBITDA, as we began to benefit from capital upgrades in Nevada and Maryland during the year.  Our three casinos in Pahrump grew combined Adjusted EBITDA in 2016 despite construction disruptions, and our focus on disciplined operations led to a healthy rise in Adjusted EBITDA margins.  At Rocky Gap Casino, we added gaming devices, updated the interior and expanded parking while refining our branding and marketing programs, leading to double digit Adjusted EBITDA growth in 2016 and healthy Adjusted EBITDA margin expansion.  Importantly, Rocky Gap continued to grow revenues year-over-year despite the opening of a new casino property in Maryland in December 2016.

“Looking forward, Golden Entertainment is well positioned for continued growth in 2017 and beyond. We are on schedule to open seven new Las Vegas taverns in 2017 and are already establishing a strong pipeline of new openings for 2018.  As the largest branded tavern and distributed gaming operator in Nevada, we are a beneficiary of the state’s ongoing positive macroeconomic trends, and we expect our casinos to build on their strong fourth quarter momentum throughout 2017.  Overall, our team remains focused on expanding our operations across existing and potential new markets, and we are evaluating strategic opportunities to add further scale to both our distributed gaming and casino businesses to create additional long-term value for shareholders.”

Results for the Three Months Ended December 31, 2016

Net revenues for the quarter were $105.4 million, compared to $86.4 million in the prior-year quarter, with the increase due primarily to the Company’s recently acquired Montana distributed gaming businesses and the opening of five new branded taverns in the Las Vegas Valley during 2016.  Net revenues for the 2016 fourth quarter increased 21.9% compared to the prior year quarter.

For the quarter, net income was $10.0 million, or $0.44 per diluted share, compared to $23.4 million, or $1.06 per diluted share, in the prior year quarter.  The 2016 fourth quarter included a $5.1 million income tax benefit related to the release of a portion of the valuation allowance against deferred tax assets, while the prior year quarter benefited from a $23.6 million gain on the recovery of impaired notes receivable. During the fourth quarter of 2016, the Company incurred $0.6 million in preopening expenses compared to $0.3 million in the prior-year period. The results for the prior year quarter also included $0.9 million in Merger-related expenses.

Adjusted EBITDA for the quarter was $12.2 million, an increase of 29.1% compared to $9.4 million in the prior year quarter, with the increase due primarily to the growth in the Company’s net revenues and a reduction in corporate expenses as a percentage of net revenues.

Balance Sheet and Liquidity

As of December 31, 2016, the Company had cash and cash equivalents of $46.9 million and total outstanding debt of $185.7 million.  Outstanding debt under the Company’s senior credit facility included $150 million in senior secured term loans and $30 million in borrowings under the Company’s revolving credit facility.  As of December 31, 2016, the Company had $20 million of additional availability under its revolving credit facility.  The full year weighted average effective interest rate on outstanding borrowings under these facilities was approximately 3.3%.  Both the Company’s term loans and revolving credit facilities mature in July 2020.

Charles H. Protell, Chief Strategy and Financial Officer, commented, “Given our portfolio of leading distributed gaming and casino assets, strong balance sheet and attractive cost of capital, we are well positioned to execute on our organic growth plan for 2017.  We expect to fund planned 2017 capital expenditures of approximately $26 million as well as scheduled debt amortization of $12 million from operating cash flow.   In addition, the Company continues to actively review strategic opportunities that could accelerate its growth profile while meaningfully increasing the Company’s financial scale.”

Investor Conference Call and Webcast

The Company will host a webcast and conference call today, March 13, 2017 at 5:00 p.m. Eastern Time, to discuss the fourth quarter and full year 2016 results. The conference call may be accessed live by dialing 844/465-3054 or 480/685-5227 for international callers and entering the passcode 50816227.  A replay will be available beginning at 8:00 p.m. ET on March 13, 2017 and may be accessed by dialing 855/859-2056 or 404/537-3406 for international callers; the passcode is 50816227.  The replay will be available until March 16, 2017. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com.  A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.

If you have questions about Golden Entertainment or are interested in conducting a conference call with Golden Entertainment management, please contact JCIR at 212/835-8500 or gden@jcir.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions.  In addition, forward-looking statements include statements regarding the Company’s strategies, objectives, business opportunities and plans for future expansion, developments or acquisitions, anticipated future growth and trends in the Company’s business or key markets, projections of future financial condition, operating results, capital expenditures, or other financial items, anticipated regulatory and legislative changes, the Company’s ability to utilize the net operating loss carryforwards (“NOLs”) to offset future taxable income, as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements.  Factors that could cause actual results to differ include: the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the Merger and the acquisitions of distributed gaming assets in

Montana, and integration risks relating to such transactions, changes in national, regional and local economic and market conditions, legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations), increases in gaming taxes and fees in the jurisdictions in which the Company operates, litigation, increased competition, the Company’s ability to renew its distributed gaming contracts, reliance on key personnel (including our Chief Executive Officer, Chief Operating Officer and Chief Strategy and Financial Officer), the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt facilities, terrorist incidents, natural disasters, severe weather conditions, the effects of environmental and structural building conditions, the effects of disruptions to the Company’s information technology and other systems and infrastructure, the occurrence of an “ownership change” as defined in Section 382 of the Internal Revenue Code, and factors affecting the gaming, entertainment and hospitality industries generally.  In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release.  The Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, Combined Net Revenues, Combined Net Income (Loss) and Combined Adjusted EBITDA, which measures the Company believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future.  The Company believes Adjusted EBITDA and Combined Adjusted EBITDA (and associated margin calculations) provide useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of its core operating results.  Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.  In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does. Reconciliations of Adjusted EBITDA, Combined Adjusted EBITDA and Combined Net Income (Loss) to net income (loss) are provided in the financial information tables below. Additionally, a reconciliation of net revenues to Combined Net Revenues is provided in the financial information tables below.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening expenses, Merger expenses, share-based compensation expenses, executive severance and sign-on bonuses, impairments and other gains and losses.  “Adjusted EBITDA” for a particular segment is Adjusted EBITDA before corporate overhead, which is not allocated to each segment. The Company defines “Adjusted EBITDA margins” for the Company or a particular segment as Adjusted EBITDA divided by net revenues for the Company or such segment, as applicable.

About Golden Entertainment, Inc.

Golden Entertainment, Inc. owns and operates gaming properties across two divisions – distributed gaming and resort and casino operations.  Golden Entertainment operates more than 12,000 gaming devices and nearly 30 table games in Nevada, Maryland and Montana.  The Company owns four casino properties, more than 50 taverns and operates approximately 980 distributed gaming locations in multiple jurisdictions.  Golden Entertainment is focused on maximizing the value of its portfolio by leveraging its scale, leadership position, and proven management capabilities across its two divisions.  For more information, visit www.goldenent.com.

Contacts

Investor Relations

Joseph Jaffoni, Richard Land, James Leahy

JCIR

212/835-8500 or gden@jcir.com

Media Relations

Howard Stutz

Vice President Corporate Communications

702/495-4490 or hstutz@goldenent.com

Golden Entertainment, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenues
Gaming	$90,073	$73,701	$346,039	$148,447
Food and beverage	16,813	13,264	58,659	25,584
Rooms	2,004	1,804	7,853	6,814
Other operating	3,255	2,018	11,844	5,079
Gross revenues	112,145	90,787	424,395	185,924
Less: Promotional allowances	(6,759)	(4,352)	(21,191)	(8,882)
Net revenues	105,386	86,435	403,204	177,042

Expenses
Gaming	63,782	49,984	248,075	98,268
Food and beverage	10,110	10,230	35,355	19,373
Rooms	416	325	1,336	968
Other operating	2,373	705	5,566	2,260
Selling, general and administrative	17,911	16,166	68,155	38,708
Merger expenses	—	934	614	11,525
Disposition of notes receivable	—	(23,590)	—	(23,590)
Loss on disposal of property and equipment	68	10	54	16
Gain on sale of investment	—	—	—	(750)
Impairments and other losses	—	—	—	682
Preopening expenses	578	292	2,471	421
Executive severance and sign-on bonuses	1,009	—	1,037	—
Depreciation and amortization	7,644	3,939	27,506	10,798
Total expenses	103,891	58,995	390,169	158,679
Income from operations	1,495	27,440	13,035	18,363

Non-operating income (expense)
Interest expense, net	(1,668)	(1,305)	(6,454)	(2,728)
Loss on extinguishment of debt	—	—	—	(1,174)
Gain on sale of land held for sale	4,195	—	4,525	—
Other, net	851	4	869	90
Total non-operating income (expense), net	3,378	(1,301)	(1,060)	(3,812)
Income before income tax benefit (provision)	4,873	26,139	11,975	14,551
Income tax benefit (provision)	5,086	(2,733)	4,325	9,969
Net income	9,959	23,406	16,300	24,520
Other comprehensive income	—	—	—	22
Comprehensive income	$9,959	$23,406	$16,300	$24,542

Weighted-average common shares outstanding
Basic	22,230	21,790	22,135	16,878
Dilutive impact of stock options	440	281	319	225
Diluted	22,670	22,071	22,454	17,103
Net income per share
Basic	$0.45	$1.07	$0.74	$1.45
Diluted	$0.44	$1.06	$0.73	$1.43

Golden Entertainment, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$46,898	$69,177
Accounts receivable, net	6,697	3,033
Income taxes receivable	2,340	2,078
Prepaid expenses	9,761	6,005
Inventories	2,605	2,439
Other	1,346	912
Total current assets	69,647	83,644

Property and equipment, net	137,581	114,309

Other assets
Goodwill	105,655	96,288
Customer relationships, net	71,168	57,456
Other intangible assets, net	27,435	23,368
Land held for sale	—	960
Other	7,592	2,759
Total other assets	211,850	180,831
Total assets	$419,078	$378,784

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt, net	15,012	9,180
Accounts payable	11,739	8,237
Accrued taxes, other than income taxes	3,024	831
Accrued payroll and related	3,478	3,494
Other accrued expenses	3,846	3,604
Total current liabilities	37,099	25,346

Long-term debt, net	168,430	136,918
Deferred income taxes	38	4,471
Other long-term obligations	4,085	1,564
Total liabilities	209,652	168,299
Commitments and contingencies

Shareholders' equity
Common stock, $.01 par value; authorized 100,000 shares; 22,232 and 21,868 common shares issued and outstanding, respectively	223	219
Additional paid-in capital	290,157	283,991
Accumulated deficit	(80,954)	(73,725)
Total shareholders' equity	209,426	210,485
Total liabilities and shareholders' equity	$419,078	$378,784

Golden Entertainment, Inc.

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Adjusted EBITDA	$12,163	$9,425	$48,595	$18,274
Merger expenses	—	(934)	(614)	(11,525)
Disposition of notes receivable	—	23,590	—	23,590
Loss on disposal of property and equipment	(68)	(10)	(54)	(16)
Gain on sale of investment	—	—	—	750
Impairments and other losses	—	—	—	(682)
Share-based compensation	(1,369)	(400)	(3,878)	(809)
Preopening expenses	(578)	(292)	(2,471)	(421)
Executive severance and sign-on bonuses	(1,009)	—	(1,037)	—
Depreciation and amortization	(7,644)	(3,939)	(27,506)	(10,798)
Income from operations	1,495	27,440	13,035	18,363
Non-operating income (expense)
Interest expense, net	(1,668)	(1,305)	(6,454)	(2,728)
Loss on extinguishment of debt	—	—	—	(1,174)
Gain on sale of land held for sale	4,195	—	4,525	—
Other, net	851	4	869	90
Total non-operating income (expense), net	3,378	(1,301)	(1,060)	(3,812)

Income before income tax benefit (provision)	4,873	26,139	11,975	14,551
Income tax benefit (provision)	5,086	(2,733)	4,325	9,969
Net income	$9,959	$23,406	$16,300	$24,520

Golden Entertainment, Inc.

Reconciliation of Segment Adjusted EBITDA to Segment Net Income

(Unaudited, in thousands)

	Three Months Ended December 31, 2016
	Distributed Gaming	Casinos	Corporate and other
Adjusted EBITDA	$11,490	$5,453	$(4,780)
Gain (loss) on disposal of property and equipment	26	(94)	—
Share-based compensation	—	—	(1,369)
Preopening expenses	(524)	—	(54)
Executive severance and sign-on bonuses	—	—	(1,009)
Depreciation and amortization	(5,723)	(1,631)	(290)
Income (loss) from operations	5,269	3,728	(7,502)
Non-operating income (expense)
Interest expense, net	(26)	(5)	(1,637)
Gain on sale of land held for sale	—	—	4,195
Other, net	—	—	851
Total non-operating income (expense), net	(26)	(5)	3,409

Income (loss) before income tax benefit	5,243	3,723	(4,093)
Income tax benefit	—	—	5,086
Net income	$5,243	$3,723	$993

	Three Months Ended December 31, 2015
	Distributed Gaming	Casinos	Corporate and other
Adjusted EBITDA	$8,971	$4,787	$(4,333)
Merger expenses	—	—	(934)
Disposition of notes receivable	—	—	23,590
Loss on disposal of property and equipment	—	(10)	—
Share-based compensation	—	—	(400)
Preopening expenses	(253)	—	(39)
Depreciation and amortization	(2,363)	(1,325)	(251)
Income from operations	6,355	3,452	17,633
Non-operating income (expense)
Interest expense, net	(40)	—	(1,265)
Other, net	1	(431)	434
Total non-operating expense, net	(39)	(431)	(831)

Income before income tax provision	6,316	3,021	16,802
Income tax provision	—	—	(2,733)
Net income	$6,316	$3,021	$14,069

Golden Entertainment, Inc.

Reconciliation of Segment Adjusted EBITDA to Segment Net Income (Loss)

(Unaudited, in thousands)

	Twelve Months Ended December 31, 2016
	Distributed Gaming	Casinos	Corporate and other
Adjusted EBITDA	$43,555	$23,571	$(18,531)
Merger expenses	—	—	(614)
Gain (loss) on disposal of property and equipment	40	(94)	—
Share-based compensation	—	—	(3,878)
Preopening expenses	(2,179)	—	(292)
Executive severance and sign-on bonuses	—	—	(1,037)
Depreciation and amortization	(18,889)	(7,351)	(1,266)
Income (loss) from operations	22,527	16,126	(25,618)
Non-operating income (expense)
Interest expense, net	(144)	(9)	(6,301)
Gain on sale of land held for sale	—	—	4,525
Other, net	—	—	869
Total non-operating expense, net	(144)	(9)	(907)

Income (loss) before income tax benefit (provision)	22,383	16,117	(26,525)
Income tax benefit (provision)	(60)	—	4,385
Net income (loss)	$22,323	$16,117	$(22,140)

	Twelve Months Ended December 31, 2015
	Distributed Gaming	Casinos	Corporate and other
Adjusted EBITDA	$14,254	$14,390	$(10,370)
Merger expenses	—	—	(11,525)
Disposition of notes receivable	—	—	23,590
Loss on disposal of property and equipment	—	(8)	(8)
Gain on sale of investment	—	—	750
Impairments and other losses	—	—	(682)
Share-based compensation	—	—	(809)
Preopening expenses	(380)	—	(41)
Depreciation and amortization	(5,315)	(4,928)	(555)
Income from operations	8,559	9,454	350
Non-operating income (expense)
Interest expense, net	(68)	(626)	(2,034)
Loss on extinguishment of debt	—	(1,174)	—
Other, net	1	(1,798)	1,887
Total non-operating expense, net	(67)	(3,598)	(147)

Income before income tax benefit	8,492	5,856	203
Income tax benefit	—	—	9,969
Net income	$8,492	$5,856	$10,172

Sartini Gaming, Inc.

Reconciliation of Segment Adjusted EBITDA to Segment Net Income (Loss)

(Unaudited, in thousands)

	Seven Months Ended July 31, 2015
	Distributed Gaming	Casinos	Corporate and other
Adjusted EBITDA	$22,456	$5,654	$(5,967)
Merger expenses	—	—	(1,372)
Debt restructuring expense	—	—	(2,408)
Preopening expenses	(215)	—	(350)
Depreciation and amortization	(5,453)	(2,191)	(628)
Other, net	(119)	(11)	(1,963)
Income (loss) from operations	16,669	3,452	(12,688)
Non-operating income (expense)
Interest expense, net	(65)	(4)	(12,726)
Total non-operating expense, net	(65)	(4)	(12,726)

Net income (loss)	$16,604	$3,448	$(25,414)

Golden Entertainment, Inc.

Reconciliation of Net Revenues to Combined Net Revenues

(Unaudited, in thousands)

			Combined Net Revenues
	Golden Entertainment, Inc.	Sartini Gaming, Inc.	Golden Entertainment, Inc.
	Twelve Months Ended	Seven Months Ended	Twelve Months Ended
	December 31, 2015	July 31, 2015	December 31, 2015
Distributed Gaming	$103,610	$145,677	$249,287
Casinos	73,245	22,532	95,777
Corporate and other	187	186	373
Net Revenues	$177,042	$168,395	$345,437

Golden Entertainment, Inc.

Reconciliation of Net Income (Loss) to Combined Net Income (Loss)

(Unaudited, in thousands)

			Combined Net Income (Loss)
	Golden Entertainment, Inc.	Sartini Gaming, Inc.	Golden Entertainment, Inc.
	Twelve Months Ended	Seven Months Ended	Twelve Months Ended
	December 31, 2015	July 31, 2015	December 31, 2015

Distributed Gaming	$8,492	$16,604	$25,096
Casinos	5,856	3,448	9,304
Corporate and other	10,172	(25,414)	(15,242)
Net Income (Loss)	$24,520	$(5,362)	$19,158

Golden Entertainment, Inc.

Reconciliation of Adjusted EBITDA to Combined Adjusted EBITDA

(Unaudited, in thousands)

			Combined Adjusted EBITDA
	Golden Entertainment, Inc.	Sartini Gaming, Inc.	Golden Entertainment, Inc.
	Twelve Months Ended	Seven Months Ended	Twelve Months Ended
	December 31, 2015	July 31, 2015	December 31, 2015
Distributed Gaming	$14,254	$22,456	$36,710
Casinos	14,390	5,654	20,044
Corporate and other	(10,370)	(5,967)	(16,337)
Adjusted EBITDA	$18,274	$22,143	$40,417

# # #